                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            FORM 8-K/Amendment No. 2

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report August 24, 2000                 Commission File No. 333-76649
(Date of earliest event reported)

                        SALEM COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                    77-0121400
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)

                         4880 SANTA ROSA ROAD, SUITE 300
                           CAMARILLO, CALIFORNIA 93012
                    (Address of principal executive offices)

                                 (805) 987-0400
               Registrant's telephone number, including area code

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On August 24, 2000, Salem Communications Corporation, (the "Company"), completed its acquisition of certain assets of eight radio stations from affiliates of Clear Channel, Inc. ("Clear Channel") and AMFM, Inc. ("AMFM"), pursuant to the terms of an Asset Purchase Agreement dated March 5, 2000, by and among the Company and affiliates of Clear Channel and AMFM. The Company completed the acquisition by acquiring certain assets of the radio stations KALC-FM (Denver, Colorado), KXMX-FM and KEZY-AM (Anaheim, California); WKNR-AM and WRMR-AM (Cleveland, Ohio); WYGY-FM and WBOB-AM (Cincinnati, Ohio); and KDGE-FM (Dallas, Texas) through four subsidiaries wholly-owned, directly or indirectly, by the Company. The acquired assets consist principally of FCC licenses and other intangible assets used in the radio broadcasting business and will continue to be utilized by the Company's subsidiaries for such purposes.

     The acquired assets were purchased for $185.6 million in cash, which purchase price was determined through arms-length negotiation. The acquisition was financed through cash on hand, borrowings and the sale of certain assets, including the FCC license, of radio station KLTX-AM, Los Angeles, CA. Such borrowings included a $58 million borrowing under a short-term credit facility provided by ING (U.S.) Capital, LLC as Agent, and an additional $110.8 million borrowing under the Company's existing credit facility provided by The Bank of New York as Administrative Agent, which existing credit facility was amended to
(i) permit up to $225 million in borrowing, (ii) replace the Company with its wholly-owned subsidiary Salem Communications Holding Corporation as borrower, and (iii) amend or waive certain provisions of the existing credit facility.

     Subsequent to the initial transaction, the Company announced two related transactions.

     On August 29, 2000, the Company announced that it entered into an asset exchange agreement with Sunburst Dallas, LP ("Sunburst"). The Company will exchange KDGE-FM, Dallas, Texas for KLTY-FM, Dallas, Texas. The two companies signed a local marketing agreement ("LMA") to begin operating the stations on October 1, 2000. The LMA allows Salem to operate KLTY-FM, and Sunburst to operate KDGE-FM, before the transaction has closed.

     On September 18, 2000, the Company announced a definitive agreement with Emmis Communications ("Emmis") to sell KALC-FM, Denver, Colorado for approximately $100 million in cash. Emmis began operating the station under an LMA on October 15, 2000.

     The two above transactions in conjunction with the initial asset purchase and related financing transactions including the sale of KLTX-AM are referred to herein as the Transaction.

ITEM 5. OTHER EVENTS.

     In order to facilitate the closing and financing of the asset acquisition, the Company formed three new wholly-owned subsidiaries, Salem Communications Holding Corporation ("HoldCo"), Salem Communications Acquisition Corporation ("AcquisitionCo") and SCA License Corporation ("SCA"), each a Delaware corporation. HoldCo and AcquisitionCo are direct subsidiaries of the Company; SCA is a wholly-owned subsidiary of AcquisitionCo.

     Pursuant to an Assignment and Assumption Agreement (the "Assignment") dated as of August 24, 2000, the Company assigned to HoldCo, and HoldCo assumed, substantially all of the assets and liabilities of the Company, including HoldCo's assumption of the obligations as successor issuer pursuant to the Indenture dated as of September 25, 1997, by and among the Company, the guarantors named therein and The Bank of New York, as Trustee, as supplemented through March 31, 1999 and as further supplemented by Supplemental Indenture No. 2, dated as of August 24, 2000, by and among the Company, HoldCo as successor issuer, the guarantors named therein and The Bank of New York, as Trustee. Pursuant to the Assignment, HoldCo also assumed all of the Company's rights and obligations under the Company's existing revolving credit facility described in
Item 2, above, which was amended in connection with the consummation of the asset acquisition.

     As a result of the acquisition of the assets of the eight radio stations, the FCC licenses of the radio stations were assigned to AcquisitionCo (KALC-FM, Denver, Colorado) and subsidiaries of HoldCo as follows: New Inspiration Broadcasting Company, Inc. (KXMX-FM and KEZY-AM, Anaheim, California), Caron Broadcasting, Inc. (WKNR-AM and WRMR-AM,

Cleveland, Ohio; WYGY-FM and WBOB-AM, Cincinnati, Ohio) and Inspiration Media of Texas, Inc. (KDGE-FM, Dallas, Texas). An application for the assignment of the FCC license of KALC-FM (Denver, Colorado) from AcquisitionCo to its wholly-owned subsidiary, SCA, has been submitted to the FCC for approval.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial Statements of Businesses Acquired.


                        Radio Stations KXMX(FM)/KEZY(AM)

                          Combined Financial Statements

                        Twelve Months Ended June 30, 2000


                                    CONTENTS

Report of Independent Auditors ................................................1


Combined Financial Statements

Combined Balance Sheet ........................................................2
Combined Statement of Operations ..............................................3
Combined Statement of Cash Flows ..............................................4
Notes to Combined Financial Statements ........................................5

                         Report of Independent Auditors

Shareholders and Board of Directors
Clear Channel Communications, Inc.

We have audited the accompanying combined balance sheet of Clear Channel Communications, Inc.'s radio stations KXMX(FM) and KEZY(AM) as of June 30, 2000, and the related combined statements of operations and cash flows for the twelve months then ended. These financial statements are the responsibility of the management of Clear Channel Communications, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Clear Channel Communications, Inc.'s radio stations KXMX(FM) and KEZY(AM) at June 30, 2000, and the combined results of their operations and their cash flows for the twelve months ended June 30, 2000, in conformity with accounting principles generally accepted in the United States.


                                                           /s/ Ernst & Young LLP

San Antonio, Texas
November 3, 2000

                        Radio Stations KXMX(FM)/KEZY(AM)

                             Combined Balance Sheet

                                  June 30, 2000


ASSETS
Current assets:
   Cash and cash equivalents                                         $       500
   Accounts receivable, net                                              693,495
                                                                     -----------
Total current assets                                                     693,995

Property, plant and equipment:
   Land, building and improvements                                       623,330
   Transmitter and studio equipment                                    1,803,389
   Furniture and other equipment                                         139,737
                                                                     -----------
                                                                       2,566,456
   Less accumulated depreciation                                         272,643
                                                                     -----------
                                                                       2,293,813

Intangible assets:
   Licenses and goodwill                                              26,198,542
   Less accumulated amortization                                       1,222,598
                                                                     -----------
                                                                      24,975,944
                                                                     -----------
Total assets                                                         $27,963,752
                                                                     ===========

LIABILITIES AND PARENT COMPANY INVESTMENT ACCOUNT
Current liabilities:
   Accounts payable                                                  $    13,150
   Accrued expenses                                                       26,541
                                                                     -----------
Total current liabilities                                                 39,691

Parent company investment account                                     27,924,061
                                                                     -----------
Total liabilities and parent company investment account              $27,963,752
                                                                     ===========



SEE ACCOMPANYING NOTES.

                        Radio Stations KXMX(FM)/KEZY(AM)

                        Combined Statement of Operations

                        Twelve Months Ended June 30, 2000

Revenue:
   Gross revenue                                                    $ 5,583,460
   Less agency commissions                                              359,214
                                                                    -----------
Net revenue                                                           5,224,246

Expenses:
   Operating expenses                                                 3,974,576
   Depreciation and amortization                                      1,283,902
   Corporate general and administrative expenses                        144,344
                                                                    -----------
Total expenses                                                        5,402,822
                                                                    -----------
Operating loss                                                         (178,576)

Interest expense                                                      1,445,763
                                                                    -----------
Loss before income taxes                                             (1,624,339)
Income tax benefit                                                      663,542
                                                                    -----------
Net loss                                                            $  (960,797)
                                                                    ===========


SEE ACCOMPANYING NOTES.

                        Radio Stations KXMX(FM)/KEZY(AM)

                        Combined Statement of Cash Flows

                        Twelve Months Ended June 30, 2000

OPERATING ACTIVITIES
Net loss                                                            $  (960,797)
Adjustments to reconcile net loss to net cash provided by
   operating activities:
     Depreciation                                                       235,960
     Amortization of intangibles                                      1,047,942
     Changes in operating assets and liabilities:
       Increase in accounts receivable                                 (302,253)
       Decrease in prepaid expenses                                      80,539
       Increase in accounts payable and accrued expenses                 10,699
                                                                    -----------
Net cash provided by operating activities                               112,090

INVESTING ACTIVITIES
Purchases of property, plant and equipment                              (26,397)
                                                                    -----------
Net cash used in investing activities                                   (26,397)

FINANCING ACTIVITIES
Net repayments to parent company                                        (85,193)
                                                                    -----------
Net cash used in financing activities                                   (85,193)
                                                                    -----------
Net increase in cash and cash equivalents                                   500

Cash and cash equivalents at beginning of period                              -
                                                                    -----------

Cash and cash equivalents at end of period                          $       500
                                                                    ===========



SEE ACCOMPANYING NOTES.

                        Radio Stations KXMX(FM)/KEZY(AM)

                     Notes to Combined Financial Statements

                                  June 30, 2000


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Clear Channel Communications, Inc. (Clear Channel) is a diversified media company which was incorporated in Texas in 1974. Clear Channel owns, programs or sells airtime for radio and television stations, and is one of the world's largest outdoor advertising companies based on total advertising display inventory in the United States and internationally.

Clear Channel owned and operated radio stations KXMX(FM) and KEZY(AM) (the Stations) located in Anaheim, California, through one of its wholly owned subsidiaries. The stations do not exist as a legal or taxed entity. These combined financial statements have been prepared in connection with the sale of the Stations to Salem Communications Corporation. These combined financial statements present the operations of the Stations on a "carved-out" basis. The combined financial statements have been prepared as if the Stations had operated as a stand-alone entity for the period presented, and include only those assets, liabilities, revenues and expenses directly attributable to the Stations' operation. Corporate expenses, interest expense and income taxes have been allocated to the Stations as indicated in Note 3. Management believes the allocation methods used are reasonable. The financial information included herein does not necessarily reflect the financial position and results of operations of what the Stations would have been had they operated as a stand-alone entity during the periods covered, and may not be indicative of future operations or financial position.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less.

ACCOUNTS RECEIVABLE

Accounts receivable are stated net of agency commissions, as well as any applicable allowance for uncollectible accounts. Allowances for uncollectible accounts at June 30, 2000 were approximately $150,000. The provision for uncollectible accounts was $127,760 and write-offs of uncollectible accounts were $7,760 for the 12 months ended June 30, 2000.

                        Radio Stations KXMX(FM)/KEZY(AM)

                                  June 30, 2000


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Depreciation is computed principally by the straight-line method at rates that, in the opinion of management, are adequate to allocate the cost of such assets over their estimated useful lives, which are as follows:

     Buildings                                       10 to 30 years
     Transmitter and studio equipment                7 to 15 years
     Furniture and other equipment                   2 to 10 years
     Leasehold improvements                          generally life of lease

Expenditures for maintenance and repairs are charged to operations as incurred, whereas expenditures for renewal and betterments are capitalized.

INTANGIBLE ASSETS

Intangible assets are stated at cost and are being amortized using the straight-line method. Excess cost over the fair value of net assets acquired (goodwill) and FCC licenses are amortized over 25 years. The periods of amortization are evaluated annually to determine whether circumstances warrant revision.

The carrying value of intangible assets is reviewed on a regular basis for the existence of facts or circumstances, both internally and externally, that may suggest impairment. If such impairment is identified, the impairment loss will be measured by comparing the estimated future undiscounted cash flows to the asset's carrying value. To date, no such impairment has been indicated.

                        Radio Stations KXMX(FM)/KEZY(AM)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

UNFAVORABLE LEASE

For the facility lease assumed through Clear Channel's acquisition of the Stations, the net excess of future minimum lease payments over the fair value of these payments has been recorded as a liability of Clear Channel and is being amortized over the remaining term of the lease. This liability is included in the parent company investment account, and the amortization has been allocated to the Stations monthly as the lease is paid. Total amortization allocated to the Stations for the 12 months ended June 30, 2000 was approximately $86,000 and the remaining liability included in the parent company investment account at June 30, 2000 was approximately $456,000.

PARENT COMPANY INVESTMENT ACCOUNT

The Stations were acquired by Clear Channel through a stock acquisition of Jacor Communications, Inc. on May 4, 1999. The Stations are not a legal entity and have no separate capital accounts. The parent company investment account contains Clear Channel's initial investment in the Stations and the accumulated deficit from operations, offset by nonmaturing advances from and repayments to Clear Channel.

INCOME TAXES

The Stations are included in the consolidated federal income tax return of Clear Channel. For purposes of the accompanying financial statements, income tax benefits have been calculated on a separate-company basis based on the federal and state statutory rates. Deferred and current tax assets and liabilities are included in the parent company investment account as they will be realized as part of the Clear Channel consolidated tax return.

REVENUE RECOGNITION

Broadcasting revenue, which consists primarily of the sale of airtime to local, regional and national customers, is recognized as advertisements or programs are broadcast and is generally billed monthly.

                        Radio Stations KXMX(FM)/KEZY(AM)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION (CONTINUED)

Advertising by the radio stations exchanged for goods and services is recorded as the advertising is broadcast and is valued at the estimated value of goods or services received or to be received. Merchandise or services received are charged to expense when received or used. For the twelve months ended June 30, 2000, the Stations recognized barter revenue of approximately $810,000. Barter expense approximated barter revenue in the same period.

ADVERTISING AND PROMOTION

Expenditures for advertising and promotion are charged to expense as incurred and totaled approximately $688,000 for the twelve months ended June 30, 2000.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.  COMMITMENTS

Clear Channel leases certain equipment and tower space under long-term operating leases. At June 30, 2000, future minimum rental commitments of Clear Channel which relate to the stations, under noncancelable lease agreements with terms in excess of one year, consist of the following:

     Through June 30, 2001                          $   186,000
     2002                                               194,000
     2003                                               200,000
     2004                                               208,000
     2005                                               104,000
                                                    -----------
                                                    $   892,000
                                                    ===========

                        Radio Stations KXMX(FM)/KEZY(AM)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.  COMMITMENTS (CONTINUED)

Rent expense charged to operations net of amortization of the unfavorable lease liability for the twelve months ended June 30, 2000 was approximately $92,000.

3.  CORPORATE ALLOCATIONS

As described in Note 1, the combined financial statements present the operations of the Stations on a "carved-out" basis. Certain expenses, including corporate general and administrative expenses, interest expense and income tax benefits, have been allocated to the Stations.

Corporate general and administrative expenses have been allocated to the Stations based on their proportionate share of broadcast net revenues. Interest has been allocated to the Stations based upon management's estimate of the total Clear Channel debt attributable to the acquisition and operation of the Stations, using Clear Channel's weighted-average interest rate of approximately 5% for the twelve months ended June 30, 2000. Income tax benefits have been allocated to the Stations based on the loss before income taxes at federal and state statutory tax rates. Corporate allocations of general and administrative expenses, interest expense and income tax benefits are included in the parent company investment account. Management believes the allocation methods used are reasonable.

4.  SALE OF STATIONS (UNAUDITED)

On March 5, 2000, Salem Communications Corporation entered into an asset purchase agreement with Clear Channel to purchase the FCC licenses and certain operating assets of the Stations for approximately $35 million in cash. The transaction was subject to FCC approvals, and was consummated August 24, 2000.

RADIO STATION WBOB-AM

STATEMENT OF ASSETS ACQUIRED AS OF
AUGUST 24, 2000, AND STATEMENTS OF
REVENUES AND DIRECT OPERATING EXPENSES
FOR THE TWO YEARS ENDED DECEMBER 31, 1999
AND FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999 (UNAUDITED)

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Salem Communications Corporation:

We have audited the accompanying statement of assets acquired as of August 24, 2000 and the statements of revenues and direct operating expenses of WBOB-AM (the "Station") for each of the two years ended December 31, 1999. These financial statements are the responsibility of the Station's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets acquired and the statements of revenues and direct operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements reflect the assets acquired and the revenues and direct operating expenses attributable to the Station as described in Note 1 and are not intended to be a complete presentation of the assets or revenues and expenses of the Station.

In our opinion, the statement of assets acquired and statements of revenues and direct operating expenses present fairly, in all material respects, the assets described in Note 1 as of August 24, 2000 and the revenues and direct operating expenses as described in Note 1 for each of the two years ended December 31, 1999 of the Station, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

October 27, 2000
Dallas, Texas

RADIO STATION WBOB-AM

STATEMENT OF ASSETS ACQUIRED

--------------------------------------------------------------------------------


                                                            August 24,
                                                               2000
                                                           ------------
Property and equipment, net                                $    509,539
Broadcast license, net                                        3,997,363
                                                           ------------
                                                           $  4,506,902
                                                           ============


   The accompanying notes are an integral part of these financial statements.

RADIO STATION WBOB-AM

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

--------------------------------------------------------------------------------

                                                      Year Ended                         Six Months Ended
                                                      December 31,                           June 30,
                                            -------------------------------       -------------------------------
                                                1999               1998               2000               1999
                                            ------------       ------------       ------------       ------------
                                                                                  (unaudited)        (unaudited)
Gross revenues                              $  1,114,313       $  1,046,470       $    585,572       $    491,595
Less agency commissions                           75,090             64,593             36,134             32,084
                                            ------------       ------------       ------------       ------------

      Net revenues                             1,039,223            981,877            549,438            459,511
                                            ------------       ------------       ------------       ------------
Direct operating expenses:
    Programming, technical and news              534,845            842,431            260,547            263,048
    Sales and promotion                          653,191            519,460            336,510            284,960
    Station general and administrative           306,575            230,855            179,038            174,090
                                            ------------       ------------       ------------       ------------
      Total direct operating expenses          1,494,611          1,592,746            776,095            722,098
                                            ------------       ------------       ------------       ------------

Excess of direct operating expenses
    over net revenues                       $   (455,388)      $   (610,869)      $   (226,657)      $   (262,587)
                                            ============       ============       ============       ============



   The accompanying notes are an integral part of these financial statements

RADIO STATION WBOB-AM

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.     THE STATION AND BASIS OF PRESENTATION

       The accompanying financial statements are derived from the accounts of WBOB-AM (the "Station"). The Station operates a commercial radio station in Cincinnati, Ohio, and was wholly owned by AMFM Operating Inc. ("Operating") through August 24, 2000.

       On August 24, 2000, Operating sold the assets of the Station to Salem Communications Corporation ("Salem") under an asset purchase agreement. No liabilities were assumed by Salem in the transaction. The accompanying financial statements do not reflect any adjustments relating to this transaction.

       The accompanying statement of assets acquired and statements of revenues and direct operating expenses have been prepared in accordance with generally accepted accounting principles and were derived from the historical accounting records of the Station.

       The statement of assets acquired includes the assets of the Station acquired by Salem on August 24, 2000. This statement does not include cash, accounts receivable, prepaid or other assets, accounts payable, accrued expenses or other borrowings.

       The statements of revenues and direct operating expenses include the revenues and direct expenses directly attributable to the Station. The statements do not include corporate general and administrative costs, interest expense or income taxes.

       Complete financial statements, including historical balance sheets and statements of cash flows, were not prepared as Operating had not segregated indirect corporate operating cost information or related assets and liabilities for the Station in its accounting records.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       PROPERTY AND EQUIPMENT

       Property and equipment consists primarily of broadcasting equipment, buildings, and other equipment. Property and equipment are stated at cost less accumulated depreciation which approximates the appraised value of the assets at the date of the sale. Operating continually evaluates the propriety of the carrying amount of property and equipment to determine whether current events or circumstances warrant adjustment to the carrying value. Repairs and maintenance costs are charged to expense when incurred.

       BROADCAST LICENSES

       Broadcast licenses are stated at cost less accumulated amortization. Operating continually evaluates the propriety of the carrying amount of broadcast licenses to determine whether current events or circumstances warrant adjustment to the carrying value.

       REVENUE RECOGNITION

       Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as commercials are broadcast.

RADIO STATION WBOB-AM

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       DISCLOSURE OF CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES

       The preparation of financial statements is conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

       UNAUDITED INTERIM FINANCIAL INFORMATION

       In the opinion of management, the unaudited interim statements of revenues and direct operating expenses for the six months ended June 30, 2000 and 1999, reflect all adjustments, consisting of only normal and recurring items, which are necessary for a fair presentation of the results for the interim period presented. The results for the interim periods are not necessarily indicative of results to be expected for any other interim periods or for the full year.

RADIO STATION
WRMR-AM

FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR
ENDED JUNE 30, 2000

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Salem Communications Corporation:

In our opinion, the accompanying balance sheet and the related statements of operations, station's equity and cash flows present fairly, in all material respects, the financial position of WRMR-AM (the "Station") at June 30, 2000, and the results of its operations and its cash flows for the year ended June 30, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Station's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

October 27, 2000
Dallas, Texas

RADIO STATION WRMR-AM

BALANCE SHEET
--------------------------------------------------------------------------------

                                                                  JUNE 30,
                                                                    2000
                                                                 -----------
ASSETS
Current assets:
   Cash                                                          $       351
   Accounts receivable, less allowance for doubtful
     accounts of $12,618                                             325,542
   Barter receivables                                                 27,391
                                                                 -----------

       Total current assets                                          353,284

   Property and equipment, net                                       790,567
   Broadcast license, net                                         14,735,106
                                                                 -----------

       Total assets                                              $15,878,957
                                                                 -----------

LIABILITIES AND STATION'S EQUITY
Current liabilities:
   Accounts payable and accrued expenses                         $   122,648
   Barter liabilities                                                 72,458
                                                                 -----------

       Total current liabilities                                     195,106

Deferred lease credit                                                112,870
                                                                 -----------

       Total liabilities                                             307,976

Commitments and contingencies

Station's equity                                                  15,570,981
                                                                 -----------

       Total station's equity                                     15,570,981
                                                                 -----------

       Total liabilities and station's equity                    $15,878,957
                                                                 -----------

   The accompanying notes are an integral part of these financial statements.

RADIO STATION WRMR-AM

STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

                                               YEAR ENDED
                                                JUNE 30,
                                                  2000
                                              ------------
Gross revenues                                $  3,081,901
Less agency commissions                            249,746
                                              ------------

   Net revenues                                  2,832,155

Operating expenses:
   Programming, technical and news                 726,566
   Sales and promotion                             968,918
   General and administrative                      819,540
   Depreciation and amortization expense         1,125,896
                                              ------------

     Total operating expenses                    3,640,920
                                              ------------

   Loss before income taxes                       (808,765)

Income tax benefit                                  69,892
                                              ------------

Net loss                                      $   (738,873)
                                              ------------

   The accompanying notes are an integral part of these financial statements.

RADIO STATION WRMR-AM

STATEMENT OF STATION'S EQUITY
--------------------------------------------------------------------------------

Balance at June 30, 1999                                     $16,858,906

Net transfers to parent company                                 (549,052)
Net loss                                                        (738,873)
                                                             ------------
Balance at June 30, 2000                                     $15,570,981
                                                             ------------

   The accompanying notes are an integral part of these financial statements.

RADIO STATION WRMR-AM

STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                     YEAR ENDED
                                                                      JUNE 30,
                                                                        2000
                                                                    ------------
Cash flows from operating activities:
   Net loss                                                         $   (738,873)
   Adjustments to reconcile net loss to net cash
     provided by operating activities:
       Depreciation expense                                               41,604
       Amortization expense                                            1,084,292
       Non-cash rent expense                                              79,114
       Barter revenues                                                  (180,041)
       Barter expenses                                                   225,108
       Allocation of corporate expenses and income tax benefit            27,592
     Changes in operating assets and liabilities:
       Accounts receivable                                                69,382
       Accounts payable and accrued expenses                               1,111
                                                                    ------------

         Net cash provided by operating activities                       609,289
                                                                    ------------

Cash flows from investing activities:
   Purchases of property and equipment                                   (32,294)
                                                                    ------------

         Net cash used in investing activities                           (32,294)
                                                                    ------------

Cash flows from financing activities:
   Net transfers to parent company                                      (576,644)
                                                                    ------------

         Net cash used in financing activities                          (576,644)
                                                                    ------------

Net increase in cash                                                         351

Cash at the beginning of the year                                              -
                                                                    ------------

Cash at the end of the year                                         $        351
                                                                    ------------

   The accompanying notes are an integral part of these financial statements.

RADIO STATION WRMR-AM

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     The accompanying financial statements include the accounts of WRMR-AM (the "Station"). The Station operates a commercial radio station in Cleveland, Ohio, and is wholly-owned by AMFM Operating Inc. ("Operating"), an indirect wholly-owned subsidiary of AMFM Inc. ("AMFM").

     The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. Operating allocates certain corporate expenses such as employee insurance and benefits, legal fees, and other general and administrative costs to the Station. These costs have been included as expenses in the accompanying financial statements and amount to $54,178 for the year ended June 30, 2000. The Station shares facilities with another radio station owned by Operating. A service charge of $43,306 for the year ended June 30, 2000 representing the Station's use of the shared facilities is included in the accompanying financial statements. Management believes the allocation methods employed to allocate corporate and shared facility expenses are reasonable; however, the costs of these services and expenditures charged to the Station may not necessarily reflect the results of operations, financial position, and cash flows of the Station as if it had operated as a stand-alone entity, and may not be indicative of future operations, cash flows, or financial position. Furthermore, the costs allocated to the Station may not be indicative of amounts which might be paid to unrelated parties for similar services.

     The Station does not maintain a significant cash balance and is funded as needed by Operating. The average station equity balance for the period was $16,214,944.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     LONG-LIVED ASSETS

     Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives ranging from seven to ten years for broadcasting facilities and seven to twenty years for transmitter towers and equipment.

     The Station's broadcast license is stated at cost and is amortized over 15 years using the straight-line method.

     Operating continually evaluates the propriety of the carrying amount of the Station's long-lived assets and related useful lives to determine whether current events or circumstances warrant adjustments to the carrying value and/or revised estimates of useful lives. To the extent this review indicates that undiscounted cash flows are not expected to be adequate to recover the carrying amounts of the related long-lived assets, such carrying amounts are written down by charges to expense.

     REVENUE RECOGNITION

     The Station's revenue is derived primarily from the sale of commercial airtime to local and national advertisers in the Cleveland, Ohio market area. Revenue is recognized as commercials are broadcast.

RADIO STATION WRMR-AM

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     BARTER AGREEMENTS

     The Station enters into trade agreements which give rise to sales of advertising airtime in exchange for products and services. Revenues from trade agreements are recognized at the fair market value of products or services received as advertising airtime is broadcast. Products and services received are expensed when used in the Station's broadcast operations.

     INCOME TAXES

     The Station is a member of a group that files a consolidated income tax return. For purposes of separate financial statement presentation, the Station's current and deferred income taxes have been determined by allocating Operating's tax expense/benefit based on the tax attributes of the Station's assets and liabilities. Deferred tax assets and liabilities have not been allocated to the Station. The Station recognizes tax benefits from operating losses as those benefits are realized by Operating.

     SIGNIFICANT RISKS AND UNCERTAINTIES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Financial instruments which potentially subject the Station to concentrations of credit risk consist principally of accounts receivable. The credit risk is limited due to the large number of customers comprising the Station's customer base.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of certain of the Station's financial instruments including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value due to their short maturities.

3.       PROPERTY AND EQUIPMENT

     Property and equipment at June 30, 2000 consisted of broadcasting facilities and equipment recorded at $41,371 less accumulated depreciation of $1,616, and transmitter towers and equipment recorded at $808,047 less accumulated depreciation of $57,235.

4.       BROADCAST LICENSE

     At June 30, 2000 the Station's broadcast license is recorded at $16,264,385 less accumulated amortization of $1,529,279.

RADIO STATION WRMR-AM

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

5.   INCOME TAXES

     Income tax benefit for the year ended June 30, 2000 consists of the following:

     Current state and city tax expense                             $  64,464
     Deferred federal tax benefit                                    (134,356)
                                                                    ----------
     Income tax benefit                                             $ (69,892)
                                                                    ----------


     The Station's effective tax rate differed from the U.S. federal statutory income tax rate of 35% for the year ended June 30, 2000 as a result of the following:

     Federal statutory rate                                             35.00 %
     Nondeductible meals and entertainment                              (1.73 %)
     Current state and city taxes, net of federal benefit               (5.18 %)
     Deferred state and city taxes                                       7.03 %
     Federal, city and state benefit not deemed realizable by Parent   (26.48 %)
                                                                       ---------
     Effective tax rate                                                   8.64 %
                                                                       ---------


6.   COMMITMENTS AND CONTINGENCIES

     The Station leases office equipment, studio facilities, and tower space under certain noncancelable operating leases. Rent expense for the year ended June 30, 2000 was $332,026. Future minimum lease payments under noncancelable operating leases, with initial or remaining terms in excess of one year as of June 30, 2000, are as follows:

     Year ended June 30:
     2001                                                            $  257,530
     2002                                                               262,286
     2003                                                               267,184
     2004                                                               278,005
     2005                                                               287,327
     Thereafter                                                       5,937,661
                                                                    -----------
                                                                    $ 7,289,993
                                                                    -----------

7.   BENEFIT PLAN

     AMFM offers substantially all of its employees, including employees of the Station, voluntary participation in a 401(k) plan. AMFM may make discretionary contributions to the plans; however, no such contributions were made by AMFM during the year ended June 30, 2000.

8.   SUBSEQUENT EVENT

     On August 24, 2000, AMFM entered into an asset purchase agreement to sell substantially all of the assets used in connection with the operation of the Station to Salem Communications Corporation ("Salem"). The acquisition of the Station's assets was part of a transaction between Salem and affiliates of AMFM and Clear Channel Communications, Inc. ("Clear Channel"), in which Salem acquired certain of the assets and assumed certain of the liabilities of eight AMFM and Clear Channel stations for an aggregate purchase price of $185.6 million. No adjustments have been made to the Station's financial statements as a result of this transaction.

RADIO STATION
WKNR-AM

FINANCIAL STATEMENTS

AS OF JUNE 30, 2000 AND FOR THE
PERIOD FROM JULY 13, 1999 TO
JUNE 30, 2000

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Salem Communications Corporation:


In our opinion, the accompanying balance sheet and the related statements of operations, station's equity and cash flows present fairly, in all material respects, the financial position of WKNR-AM (the "Station") at June 30, 2000, and the results of its operations and its cash flows for the period from July 13, 1999 to June 30, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Station's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



/s/ PricewaterhouseCoopers LLP

October 27, 2000
Dallas, Texas

RADIO STATION WKNR-AM

BALANCE SHEET
-------------------------------------------------------------------------------

                                                            JUNE 30,
                                                             2000
                                                          ------------
ASSETS
Current assets:
    Cash                                                  $     15,750
    Accounts receivable, less allowance for doubtful
      accounts of $98,416                                      407,583
    Barter receivables                                          89,273
    Prepaid expenses and other current assets                  118,333
                                                          ------------

        Total current assets                                   630,939

    Property and equipment, net                              2,320,507
    Intangible assets, net                                   5,620,802
                                                          ------------

        Total assets                                      $  8,572,248
                                                          ------------

LIABILITIES AND STATION'S EQUITY
Current liabilities:
    Accounts payable                                      $     26,148
    Accrued expenses and other current liabilities              15,682
                                                          ------------

        Total liabilities                                       41,830

Commitments and contingencies

Station's equity                                             8,530,418
                                                          ------------

        Total station's equity                               8,530,418
                                                          ------------

        Total liabilities and station's equity            $  8,572,248
                                                          ------------




The accompanying notes are an integral part of these financial statements.

RADIO STATION WKNR-AM

STATEMENT OF OPERATIONS
-------------------------------------------------------------------------------

                                         PERIOD FROM
                                           JULY 13,
                                           1999 TO
                                         JUNE 30, 2000
                                         -------------
Gross revenues                           $  2,220,551
Less agency commissions                       247,762
                                         ------------

    Net revenues                            1,972,789

Operating expenses:
    Programming, technical and news           829,303
    Sales and promotion                       876,911
    General and administrative                686,548
    Depreciation and amortization             564,225
                                         ------------

      Total operating expenses              2,956,987
                                         ------------

    Loss before income taxes                 (984,198)

Income tax benefit                            348,262
                                         ------------

Net loss                                 $   (635,936)
                                         ------------

The accompanying notes are an integral part of these financial statements.

RADIO STATION WKNR-AM

STATEMENT OF STATION'S EQUITY
-------------------------------------------------------------------------------

Balance at July 13, 1999               $  8,826,234

Net transfers from parent company           340,120
Net loss                                   (635,936)
                                       ------------

Balance at June 30, 2000               $  8,530,418
                                       ------------

The accompanying notes are an integral part of these financial statements.

RADIO STATION WKNR-AM

STATEMENT OF CASH FLOWS
-------------------------------------------------------------------------------

                                                                            PERIOD FROM
                                                                              JULY 13,
                                                                              1999 TO
                                                                            JUNE 30, 2000
                                                                            -------------
Cash flows from operating activities:
    Net loss                                                                $   (635,936)
    Adjustments to reconcile net loss to net cash
      provided by operating activities:
        Depreciation expense                                                     162,740
        Amortization expense                                                     401,485
        Barter revenues                                                         (132,115)
        Barter expenses                                                          140,952
        Allocation of corporate expenses and income tax benefit                 (309,226)
      Changes in operating assets and liabilities:
        Accounts receivable                                                      (64,118)
        Prepaid expenses and other current assets                                (29,533)
        Accounts payable                                                        (151,975)
        Accrued expenses and other current liabilities                             3,782
                                                                            ------------

           Net cash used in operating activities                                (613,944)
                                                                            ------------

Cash flows from investing activities:
    Purchases of property and equipment                                          (38,552)
                                                                            ------------

           Net cash used in investing activities                                 (38,552)
                                                                            ------------

Cash flows from financing activities:
    Net transfers from parent company                                            649,346
                                                                            ------------

           Net cash provided by financing activities                             649,346
                                                                            ------------

Net decrease in cash                                                              (3,150)

Cash at the beginning of the period                                               18,900
                                                                            ------------

Cash at the end of the period                                               $     15,750
                                                                            ------------

   The accompanying notes are an integral part of these financial statements.

RADIO STATION WKNR-AM

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

1.   DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     The accompanying financial statements include the accounts of WKNR-AM (the "Station"). The Station operates a commercial radio station in Cleveland, Ohio, and is wholly-owned by AMFM Operating Inc. ("Operating"), an indirect wholly-owned subsidiary of AMFM Inc. ("AMFM").

     The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. Operating allocates certain corporate expenses such as interest, employee insurance and benefits, legal fees, and other general and administrative costs to the Station. These costs have been included as expenses in the accompanying financial statements and amount to $39,036 for the period from July 13, 1999 to June 30, 2000. Management believes the allocation methods employed to allocate corporate expenses are reasonable; however, the costs of these services charged to the Station may not necessarily reflect the results of operations, financial position, and cash flows of the Station as if it had operated as a stand-alone entity, and may not be indicative of future operations, cash flows, or financial position. Furthermore, the costs allocated to the Station may not be indicative of amounts which might be paid to unrelated parties for similar services.

     The Station does not maintain a significant cash balance and is funded as needed by Operating. The average station equity balance for the period was $8,678,326.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     LONG-LIVED ASSETS

     Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives, as follows:

     Vehicles                                                     5- 7 years
     Furniture and fixtures                                       7-10 years
     Building and improvements                                   20-30 years
     Broadcasting towers and equipment                            7-10 years
     Other equipment                                              3-10 years


     The Station's intangible assets consist of goodwill and broadcast licenses. Intangible assets are stated at cost and amortized over 15 years using the straight-line method.

     Operating continually evaluates the propriety of the carrying amount of the Station's long-lived assets and related useful lives to determine whether current events or circumstances warrant adjustments to the carrying value and/or revised estimates of useful lives. To the extent this review indicates that undiscounted cash flows are not expected to be adequate to recover the carrying amounts of the related long-lived assets, such carrying amounts are written down by charges to expense.

     REVENUE RECOGNITION

     The Station's revenue is derived primarily from the sale of commercial airtime to local and national advertisers in the Cleveland, Ohio market area. Revenue is recognized as commercials are broadcast.

     BARTER AGREEMENTS

     The Station enters into trade agreements which give rise to sales of advertising airtime in exchange for products and services. Revenues from trade agreements are recognized at the fair market value of

RADIO STATION WKNR-AM

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

     products or services received as advertising airtime is broadcast. Products and services received are expensed when used in the Station's broadcast operations.

     INCOME TAXES

     The Station is a member of a group that files a consolidated income tax return. For purposes of separate financial statement presentation, the Station's current and deferred income taxes have been determined by allocating Operating's tax expense/benefit based on the tax attributes of the Station's assets and liabilities. Deferred tax assets and liabilities have not been allocated to the Station. The Station recognizes tax benefits from operating losses as those benefits are realized by Operating.

     SIGNIFICANT RISKS AND UNCERTAINTIES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Financial instruments which potentially subject the Station to concentrations of credit risk consist principally of accounts receivable. The credit risk is limited due to the large number of customers comprising the Station's customer base.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of certain of the Station's financial instruments including cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximate fair value due to their short maturities.

3.   PROPERTY AND EQUIPMENT

     Property and equipment at June 30, 2000 consisted of the following:

     Vehicles                                      $      9,546
     Furniture and fixtures                              50,371
     Land                                               631,650
     Buildings and improvements                         660,991
     Broadcasting towers and studio equipment           996,733
     Other equipment                                    133,956
                                                   ------------

     Total property and equipment                     2,483,247
     Less: accumulated depreciation                    (162,740)
                                                   ------------
     Property and equipment, net                   $  2,320,507
                                                   ------------

RADIO STATION WKNR-AM

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

4.   BROADCAST LICENSE

     At June 30, 2000 the Station's goodwill was recorded at $1,022,287 less accumulated amortization of $68,152 and its broadcast license was recorded at $5,000,000 less accumulated amortization of $333,333.

5.   INCOME TAXES

     Income tax benefit for the year ended June 30, 2000 consists of the following:

     Current state and city tax expense      $     34,784
     Deferred federal tax benefit                (383,046)
                                             ------------
     Income tax benefit                      $   (348,262)
                                             ------------


     The Station's effective tax rate differed from the U.S. federal statutory income tax rate of 35% for the year ended June 30, 2000 as a result of the following:

     Federal statutory rate                                         35.00%
     Amortization of goodwill                                       (2.42)%
     Nondeductible meals and entertainment                          (1.24)%
     Current state and city taxes, net of federal benefit           (2.30)%
     Deferred state and city taxes                                   6.35%
                                                               ----------
     Effective tax rate                                             35.39%
                                                               ----------


6.   COMMITMENTS AND CONTINGENCIES

     The Station leases office equipment, studio facilities, and tower space under certain noncancelable operating leases. Rent expense for the year ended June 30, 2000 was $88,800. Future minimum lease payments under noncancelable operating leases, with initial or remaining terms in excess of one year as of June 30, 2000, are as follows:

     Year ended June 30:
     2001                                                             $  88,800
     2002                                                                88,800
     2003                                                                88,800
     2004                                                                88,800
     2005                                                                88,800
     Thereafter                                                         288,397
                                                                      ---------
                                                                      $ 732,397
                                                                      ---------

RADIO STATION WKNR-AM

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

7.   BENEFIT PLAN

     AMFM offers substantially all of its employees, including employees of the Station, voluntary participation in a 401(k) plan. AMFM may make discretionary contributions to the plans; however, no such contributions were made by AMFM during the year ended June 30, 2000.

8.   SUBSEQUENT EVENT

     On August 24, 2000, AMFM entered into an asset purchase agreement to sell substantially all of the assets used in connection with the operation of the Station to Salem Communications Corporation ("Salem"). The acquisition of the Station's assets was part of a transaction between Salem and affiliates of AMFM and Clear Channel Communications, Inc. ("Clear Channel"), in which Salem acquired certain of the assets and assumed certain of the liabilities of eight AMFM and Clear Channel stations for an aggregate purchase price of $185.6 million. No adjustments have been made to the Station's financial statements as a result of this transaction.

        SUNBURST DALLAS, LP

        FINANCIAL STATEMENTS FOR THE YEAR
        ENDED JUNE 30, 2000 AND
        INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT

To the Partners of
  Sunburst Dallas, LP:

We have audited the accompanying consolidated balance sheet of Sunburst Dallas, LP, a Delaware limited partnership (the "Partnership"), as of June 30, 2000, and the related consolidated statements of operations, partners' capital, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Partnership as of June 30, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

                                                       /s/ Deloitte & Touche LLP

October 31, 2000
Dallas, Texas


SUNBURST DALLAS, LP

CONSOLIDATED BALANCE SHEET
JUNE 30, 2000
--------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS:
  Cash                                                                     $  1,096,337
 Accounts receivable, net of allowance for doubtful accounts of $117,813      2,408,872
  Advance to related party                                                      200,000
  Prepaids and other                                                             64,095
                                                                           ------------
           Total current assets                                               3,769,304

PROPERTY AND EQUIPMENT, NET                                                   3,074,894

INTANGIBLE ASSETS, NET                                                       21,639,295

OTHER ASSETS                                                                     12,839
                                                                           ------------
TOTAL ASSETS                                                               $ 28,496,332
                                                                           ============

LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
  Accounts payable                                                         $    509,364
  Accrued liabilities                                                           788,004
  Current portion of long-term debt                                             423,883
                                                                           ------------
           Total current liabilities                                          1,721,251

LONG-TERM DEBT, excluding current portion                                    24,150,733
PUT WARRANT OBLIGATION                                                          625,000
                                                                           ------------
           Total liabilities                                                 26,496,984
                                                                           ============

COMMITMENTS AND CONTINGENCIES (Note 8)

PARTNERS' CAPITAL:
  Deficit in general partner's capital                                         (773,724)
  Limited partners' capital                                                   2,773,072
                                                                           ------------
           Total partners' capital                                            1,999,348
                                                                           ------------

TOTAL LIABILITIES AND PARTNERS' CAPITAL                                    $ 28,496,332
                                                                           ============

SUNBURST DALLAS, LP

CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED JUNE 30, 2000
--------------------------------------------------------------------------------

BROADCASTING REVENUE                                    $ 12,660,372

AGENCY COMMISSIONS                                         2,487,043
                                                        ------------
           Net broadcasting revenue                       10,173,329
                                                        ------------

OPERATING EXPENSES:
  Programming, technical and news                          1,578,776
  Sales, advertising and promotion                         1,938,018
  General and administrative                               1,555,179
  Time brokerage agreement fees                            1,943,515
  Depreciation and amortization                            1,953,398
                                                        ------------
           Total operating expenses                        8,968,886
                                                        ------------

INCOME FROM OPERATIONS                                     1,204,443

OTHER INCOME (EXPENSE):
  Interest expense                                        (4,055,759)
  Interest income                                             96,164
  Non-operating expense                                     (589,269)
                                                        ------------
           Total other expense                            (4,548,864)
                                                        ------------


NET LOSS                                                $ (3,344,421)
                                                        ============


See notes to financial statements.

SUNBURST DALLAS, LP

CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL
YEAR ENDED JUNE 30, 2000
--------------------------------------------------------------------------------

                                               DEFICIT IN
                                                GENERAL            LIMITED
                                                PARTNER'S         PARTNERS'
                                                CAPITAL            CAPITAL             TOTAL
                                              ------------       ------------       ------------
BALANCE, JULY 1, 1999                         $   (235,612)      $  3,605,313       $  3,369,701
  Capital contributions                                             1,974,068          1,974,068
  Net loss                                         (33,444)        (3,310,977)        (3,344,421)
  Limited partner priority return                 (504,668)           504,668
                                              ------------       ------------       ------------
BALANCE, JUNE 30, 2000                        $   (773,724)      $  2,773,072       $  1,999,348
                                              ============       ============       ============



See notes to financial statements.

SUNBURST DALLAS, LP

CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED JUNE 30, 2000
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                         $ (3,344,421)
  Adjustments to reconcile net income to net cash used in
    operating activities:
    Depreciation and amortization                                     1,953,398
    Interest expense related to put warrant                             251,000
    Provision for doubtful accounts receivable                          120,180
    Payment in kind interest                                            120,685
    Changes in operating assets and liabilities:
      Accounts receivable                                            (2,524,052)
      Advance to related party                                         (200,000)
      Prepaids and other                                                (62,157)
      Accounts payable                                                  504,264
      Accrued liabilities                                               223,552
                                                                   ------------
           Net cash used in operating activities                     (2,957,551)
                                                                   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                 (2,203,828)
  Cash paid for acquisition of identifiable intangible assets        (5,541,269)
                                                                   ------------
           Net cash used in investing activities                     (7,745,097)
                                                                   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable                                         8,000,000
  Repayments of notes payable                                          (172,069)
  Deferred financing costs                                              (15,000)
  Proceeds from additional partner contributions                      1,974,068
                                                                   ------------
           Net cash provided by financing activities                  9,786,999
                                                                   ------------

NET DECREASE IN CASH                                                   (915,649)

CASH:
  Beginning of year                                                   2,011,986
                                                                   ------------
  End of year                                                      $  1,096,337
                                                                   ============
SUPPLEMENTARY CASH FLOW INFORMATION -
  Cash paid for interest                                           $  3,496,718
                                                                   ============


NONCASH INVESTING AND FINANCING ACTIVITIES - See Notes 1 and 10.

SUNBURST DALLAS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JUNE 30, 2000
--------------------------------------------------------------------------------

1.    ORGANIZATION AND BASIS OF PRESENTATION

      Sunburst Dallas, LP (the "Partnership"), a Delaware limited partnership, was formed on June 26, 1997 by Sunburst Dallas, Inc., a Delaware corporation, as general partner, and Media/Communications Partners III Limited Partnership, Media/Communications Investors, LLC (together, "M/C Partners"), Borders Partners, Ltd., and one other individual as limited partners. The term of the Partnership shall continue in full force and effect until terminated pursuant to the provisions of Article 7 of the Agreement of Limited Partnership. The Partnership owns radio stations KRJT-FM in Highland Village, Texas and KPXI-FM in Overton, Texas. KRJT-FM began operations on February 1, 2000 and KPXI-FM has had no operations. During the period July 1, 1999 to January 31, 2000, the Partnership operated radio station KLTY-FM in Dallas, Texas pursuant to a time brokerage agreement ("TBA"). On February 1, 2000, programming under the TBA was terminated and the KLTY call letters were moved to KRJT-FM.

      The financial statements of the Partnership represent the operations of the radio broadcast stations owned or operated by the Partnership and its wholly owned subsidiary, Bowie-Nocona Broadcasting Company, Inc. ("Bowie-Nocona"). All significant intercompany accounts have been eliminated in the financial statements of the Partnership.

      ALLOCATION OF PROFITS AND LOSSES - The allocation of profits and losses, with respect to any partner, is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

      LIMITED PARTNER PRIORITY RETURN - The Limited Partner Priority Return, as defined in the Agreement of Limited Partnership, is equal to 11% per annum of each limited partner's limited partner adjusted capital contribution and is compounded annually with respect to each capital contribution of each limited partner on the anniversary of the date each such capital contribution is made. The limited partner priority return is intended to be a preferential return of capital to the limited partners.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      CASH AND CASH EQUIVALENTS - The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying value of these investments approximates fair value.

      REVENUE RECOGNITION - Broadcasting revenue is derived primarily from the sale of program time and commercial announcements to local, regional and national advertisers. Revenue is recognized when the programs and commercial announcements are broadcast.

      TBA FEES - TBA fees consist of fees paid by the Partnership under an agreement which permits an acquirer to program and market stations prior to acquisition. The Partnership entered into such an agreement prior to the consummation of the station acquisition. The total expense from TBA fees was $1,943,515 for the year ended June 30, 2000.

      BARTER TRANSACTIONS - Barter transactions represent advertising time exchanged primarily for promotional items, advertising, supplies, equipment and services. Barter revenue is recorded at the fair market value of the goods or services received and is recognized when the advertisements are broadcast. Goods or services are charged to expense when received or used. Advertising time owed and goods or services due the Partnership are included in accounts payable and accounts receivable, respectively. For the year ended June 30, 2000, barter revenues and expenses amounted to $271,647 and $187,742, respectively. Accounts payable and accounts receivable resulting from barter transactions amounted to $37,886 and $131,292 at June 30, 2000.

      PROPERTY AND EQUIPMENT - Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided on the straight-line method based on the following estimated useful lives:

        Classification                                             Years

        Buildings and towers                                      15 - 30
        Broadcasting equipment                                     5 - 7
        Autos                                                        5
        Furniture, fixtures and office equipment                   5 - 7


      Leasehold improvements are amortized using the straight-line method over the shorter of their useful lives or the terms of the related leases.

      Expenditures for repair and maintenance are expensed when incurred. Betterments are capitalized. When property or equipment is disposed or retired, the related cost and accumulated depreciation are removed from the accounts, and the resulting gain or loss is reflected in the statement of operations.

      INTANGIBLE ASSETS - Intangible assets are carried at historical cost, less accumulated amortization. Amortization is determined using the straight-line method based upon the estimated useful lives of the assets as follows:



      CLASSIFICATION                                                 YEARS
      FCC licenses and permits                                         15
      Intellectual property                                            15
      Deferred financing costs                                    Life of loan
      Covenants not to compete and consulting agreements        Life of contract
      Goodwill                                                         15



      The Partnership continually evaluates intangible assets for impairment based on anticipated undiscounted cash flows as well as by analyzing the operating results and trends and prospects of the business. The Partnership also takes into consideration recent acquisition patterns within the broadcast industry, the impact of recently enacted or potential Federal Communications Commission (the "FCC") rules and regulations and any other events or circumstances which might indicate potential impairment. At this time, the Partnership believes that no significant impairment of its intangible assets has occurred.

      LONG-LIVED ASSETS - The Partnership periodically reviews long-lived assets to assess recoverability, based on estimated future results of operations and undiscounted cash flows.

      DEBT DISCOUNT - Debt discount related to the issuance of debt is reported in the balance sheet as a direct deduction from the face amount of the note. Amortization of the discount is determined using the effective interest method and is reported as interest expense in the statement of operations.

      CONCENTRATION OF CREDIT RISK - The Partnership's revenues and accounts receivable primarily relate to advertising of products and services within the radio stations' broadcast areas, currently, Dallas, Texas. The Partnership's management performs ongoing credit evaluations of customers' financial condition and, generally, requires no collateral from its customers. Credit losses have been within management's expectations, and allowances for any anticipated uncollectible receivables are maintained.

      INCOME TAXES - The Partnership does not pay federal or state income taxes on its taxable income. Instead, individual partners are liable for income taxes on their respective share of the Partnership's taxable income.

      ADVERTISING AND PROMOTION - All costs associated with advertising and promotion are expensed in the year incurred.

      RECENTLY ISSUED ACCOUNTING STANDARDS - In June 1998, Statement of Financial Accounting Standards No. 133 ("FAS 133"), Accounting for Derivative Instruments and Hedging Activities, was issued. This statement establishes standards for valuing and reporting at fair value all derivative instruments as either assets or liabilities. FAS 133, as amended by FAS 137, is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. Management of the Partnership does not expect adoption of this Standard to have a material impact on its financial statements.

      On December 3, 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS. SAB No. 101 provides guidance on the recognition, presentation and disclosures of revenue in financial statements filed with the Commission and is required to be implemented no later than the fourth quarter of fiscal 2000. Management of the Partnership believes the adoption of SAB No. 101 will not have a material effect on its financial statements.

      MANAGEMENT'S ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      NON-OPERATING EXPENSE - Non-operating expense represents costs of the proposed roll-up of the Partnership and an affiliate with two other broadcasting companies, and subsequent initial public offering. The proposed roll-up and initial public offering were aborted in 2000.

3.    PROPERTY AND EQUIPMENT

      Property and equipment at June 30, 2000 consisted of the following:

      Buildings                                           $     54,448
      Broadcasting equipment                                 2,063,061
      Autos                                                     33,322
      Furniture, fixtures and office equipment                 233,977
      Leasehold improvements                                 1,011,403
                                                          ------------
                                                             3,396,211
      Less accumulated depreciation and amortization          (321,317)
                                                          ------------
                                                          $  3,074,894
                                                          ============


      Depreciation expense for the year ended June 30, 2000 was $321,317.

4.       INTANGIBLE ASSETS

      Intangible assets at June 30, 2000 consist of the following:

FCC licenses and permits                                           $ 18,705,207
Intellectual property                                                 4,110,000
Deferred financing costs                                                246,169
Covenants not to compete and consulting agreements                      200,000
Goodwill                                                                 10,000
                                                                   ------------
                                                                     23,271,376
Less accumulated amortization                                        (1,632,081)
                                                                   ------------
                                                                   $ 21,639,295
                                                                   ============



      Amortization expense for the year ended June 30, 2000 was $1,632,081.

5.    COMMON CONTROL TRANSFER

      Through a series of transactions by the Partnership with affiliated entities under common control, the Partnership acquired the business operations and licensed the intellectual property of 94.1 FM KLTY. These transactions are further described as follows.

      KLTY-FM - On July 1, 1999, an affiliate of the Partnership, Sunburst Texas, LP ("Sunburst Texas"), a Delaware limited partnership formed on February 26, 1999, purchased 100% of the stock of Delaware Radio, Inc. ("Delaware Radio") from Marcos Rodriguez et. al. for approximately $63.3 million. In accordance with the stock purchase agreement, Sunburst Texas also purchased the stock of an affiliated entity for $110,000 and entered into a noncompete and consulting agreement with Marcos Rodriguez and a related entity for $100,000. Delaware Radio was the owner of the license, business and intellectual property of radio station 94.1 FM KLTY, Dallas Texas. Concurrent with the acquisition, the Partnership and Sunburst Texas entered into a verbal agreement whereby the Partnership commenced operation of KLTY-FM.

      The consideration paid by Sunburst Texas was funded by a $57.0 million bridge loan from HBC Broadcasting Texas, LP ("HBC") (formerly Heftel Broadcasting Texas, LP) and cash.

      On September 22, 1999, the following events occurred:

      - Sunburst Texas sold 100% of the outstanding common stock of Delaware Radio to SBT Communications Statutory Trust ("SBT") for $63.3 million. The bridge loan from HBC was repaid in full at closing.

      - Pursuant to a license agreement, the Partnership licensed certain intellectual property (e.g., adult-contemporary Christian music programming, trademarks, copyrights, employees, advertising relationships, etc.) from SBT for $4.0 million. The license agreement provided for $2.5 million to be paid on the date of the agreement. The remaining balance of $1.5 million is being paid over a five-year term. At the end of the lease term, the Partnership has the option to purchase the licensed property for the total cash consideration of $100. In order to fund the initial $2.5 million under the license agreement, the Partnership borrowed $5 million from HBC. See Note 6.

      - Sunburst Texas assigned to the Partnership (via a written assignment), and the Partnership received, all of the rights arising under a noncompete and consulting agreement with Marcos Rodriguez and a related entity.

      - The Partnership and SBT entered into a TBA that granted the Partnership the rights to present programming on KLTY-FM through January 31, 2000 for the purpose of broadcasting the acquired intellectual property. Sunburst Texas was subsequently liquidated.

      On September 23, 1999, SBT sold the license of KLTY-FM to HBC License Corporation and HBC (collectively, the "HBC Entities"). In connection with the sale, the TBA was assigned to the HBC Entities.

      Once KRJT-FM commenced operations, programming under the TBA was terminated and the KLTY call letters were moved to KRJT-FM.

6.    LONG-TERM DEBT AND PUT WARRANT OBLIGATION

      Long-term debt at June 30, 2000 consists of the following:
      Bank note to Finova, interest at prime plus 1.50% (11% at
        June 30, 2000), quarterly principal installments ranging
        from $169,125 to $676,500, beginning April 1, 2001 through
        January 1, 2004, with the remaining principal due on March 2, 2004            $ 13,250,000

      Bank note to Finova, interest at 12.00% per annum, quarterly principal installments ranging from $150,000 to $600,000,
        beginning April 1, 2001 through January 1, 2004, with the
        remaining principal due on March 2, 2004                                         5,250,000

      Note to HBC, variable interest (10% at June 30, 2000),
         with payment due September 24, 2004                                             5,000,000

      PIK notes to HBC issued in lieu of interest payments, variable interest
        (10% at June 30, 2000), with final payment due September 24, 2004                  120,685

      License fee to SBT, interest at 12.00% per annum, monthly principal
        and interest payments of $33,367 through October 31, 2004 (see Note 5)           1,327,931
                                                                                      ------------
                                                                                        24,948,616
      Less unamortized discount on Finova notes                                           (374,000)
                                                                                      ------------
                                                                                        24,574,616
Less current portion                                                                      (423,883)
                                                                                      ------------
Long-term debt                                                                        $ 24,150,733
                                                                                      ============


      In March 1999, the Partnership entered into a loan agreement with Finova, the proceeds of which were used to finance acquisitions and provide cash for working capital needs. The loan agreement, as amended, provides for loans up to $18,500,000. The effective rate of the $13.3 million bank note approximates 12%.

      The bank note to Finova is collateralized by a first lien on the assets of the Partnership. The note to Finova is senior to all other long-term debt. The loan agreement provides for penalties of up to 2% on early prepayment.

      In connection with the loan agreement with Finova, the Partnership issued a warrant to Finova entitling Finova to purchase a limited partnership interest in the Partnership with a sharing ratio of 2.50% for an exercise price of $100.00. The warrant may be exercised at any time prior to March 2, 2009. Finova may also elect at any time during the put period, as defined by the agreement, to require the Partnership to repurchase the warrant at an amount equal to the fair value of the Partnership multiplied by the sharing ratio. In addition, the Partnership may elect at any time during a call period, as defined by the agreement, to repurchase the warrant from Finova at an amount equal to the fair value of the Partnership multiplied by the sharing ratio. The fair value of the warrant at the time of issuance ($425,000) was recorded as a debt discount at the time the related debt was issued. The debt discount is being amortized to interest expense using the effective interest method over the term of the related debt, which is 5 years (March 2004). The put period associated with the warrant begins at the earlier of (1) the due date of the debt (March 2004), (2) the repayment of all of the Partnership's obligations or
      (3) a value event, as defined, and the termination date of the put period is March 2009. Increases in the value of the warrant are being recorded as interest expense when they occur. The fair value at June 30, 2000 was $625,000 and the increase in fair value during the first half of 2000 has been recorded in the statement of operations as interest expense.

      The Finova debt agreement contains various affirmative and negative covenants. Under the most restrictive covenants, the Partnership:

      - May not declare or pay distributions (except tax distributions, as defined),

      - May not make capital expenditures, as defined, in excess of $50,000 in 2000 and 2001, and $100,000 thereafter,

      - Must maintain a minimum ratio of operating cash flow to debt service, as defined, and

      - May not exceed a maximum ratio of principal balance to broadcast cash flow as defined.

      The covenants related to the ratios commenced on March 31, 2000.

      Pursuant to a license agreement, the Partnership licensed certain intellectual property from SBT for approximately $4.0 million. To fund a portion of the license, the Partnership borrowed $5.0 million from HBC. The Partnership has the right to repay without penalty all or any portion of the principal amount of the notes at any time prior to the maturity date (five years after the effective date, or September 24, 2004). Each year after the year in which the senior debt payment date has occurred (senior date payment date is the date on which all obligations of the Partnership and Bowie-Nocona have been repaid on the senior credit agreement, which is the loan agreement dated March 2, 1999 between the Partnership and Finova), the Partnership shall pay to HBC an amount equal to the lesser of (i) 50% of the excess cash flow for that year, as defined, and (ii) the amount by which cash equivalents as of December 31 of that year exceeds $1.0 million. The payment is payable no later that the earlier of (i) 30 days after HBC receives the Partnership's financial statements or (ii) 120 days after year end. All partial prepayments are first credited to accrued and unpaid interest on the notes and second to the principal of the notes. Interest rates are as follows: 10% from effective date of note to the first anniversary; 11% during the second year; 12% during the third year; and 13% during the fourth year until the maturity date. Accrued interest is payable on the first business day of each calendar quarter beginning October 1, 1999. The Partnership must at least pay interest at the rate of 7% per annum and can pay the remaining interest by issuing payment-in-kind ("PIK") notes (notes issued in lieu of interest payments). The Partnership must pay interest at the same rate of the initial note on the unpaid principal amount of each PIK note until the principal amount is paid in full.

      The HBC loan agreement contains financial covenants and restrictions on capital distributions, additional loans, advances or investments, and partnership interests. Additionally, the agreement requires the Partnership to maintain certain financial covenants related to debt service commencing June 30, 2000.

      Accrued interest on the long-term debt amounted to $562,782 at June 30, 2000. This amount is included in accrued liabilities in the accompanying balance sheet.

      At June 30, 2000, the future maturities of long-term debt are as follows:


                                          JUNE 30
                                        -----------
     2001                               $   423,883
     2002                                 1,245,392
     2003                                 2,352,825
     2004                                15,707,700
     2005                                 5,218,816
                                        -----------
                                        $24,948,616
                                        ===========



7.    RELATED PARTY TRANSACTIONS

      The Partnership incurred management fees of approximately $121,000 from Sunburst Media Management, Inc., an entity controlled by one of the limited partners of the Partnership, during the year ended June 30, 2000. As of June 30, 2000, $25,000 of the management fees were prepaid and included in prepaid and other assets in the accompanying balance sheet. The Partnership had a non-interest bearing advance in the amount of $200,000 due from Sunburst Media, LP, an affiliated entity, at June 30, 2000. The amount was collected in August 2000.

8.    COMMITMENTS AND CONTINGENCIES

      The principal types of property leased by the Partnership are office space, towers, real estate related to tower sites and transmitting equipment.

      The minimum rental commitments of the Partnership, under all noncancelable operating leases, are set forth below:

                                  JUNE 30
                                ----------
      2001                      $  275,855
      2002                         284,492
      2003                         285,153
      2004                         252,737
      2005                         150,000
      Thereafter                   400,000
                                ----------
                                $1,648,237
                                ==========


      Operating lease expense for the year ended June 30, 2000 was approximately $269,171.

      The Partnership is involved in various claims and lawsuits that are generally incidental to its business. The Partnership believes that their ultimate resolution will not have a material adverse effect on its financial position, result of operations, or cash flows.

9.    DEFINED CONTRIBUTION PLAN

      Employees of the Partnership may participate in the Sunburst Media Retirement Savings Plan (the "Plan") if they meet certain eligibility requirements. The Plan is for the benefit of all eligible full-time employees with at least 90 days of service who have attained the age of
      21. All eligible participants may elect to contribute a portion of their compensation to the Plan subject to Internal Revenue Service limitations. The Partnership makes a matching contribution equal to 50% of the employee's contribution, up to a maximum of 3% of the employee's annual salary. The Partnership's matching contribution for 2000 was approximately $49,200.

10.   SUBSEQUENT EVENT

      In September 2000, the Partnership entered into an Asset Exchange Agreement with Inspiration Media of Texas, Inc. (Inspiration) whereby the Partnership will exchange, subject to FCC approval, the license, intellectual property, and primary transmission equipment of KLTY and KPXI for the same assets of 94.5 FM KDGE of Gainsville, Texas. Further, the Partnership and Inspiration entered into reciprocal time brokerage agreements, effective October 1, 2000, to allow the Partnership and Inspiration to program and market KDGE and KLTY, respectively, until the asset exchange is approved by the FCC.

                                   **********

(b) Pro Forma Financial Information.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed consolidated financial statements give effect to the Transaction, as defined and described as follows:

     On August 24, 2000, the Company completed its acquisition of certain assets of eight radio stations from affiliates of Clear Channel and AMFM, pursuant to the terms of an Asset Purchase Agreement dated March 5, 2000, by and among the Company and affiliates of Clear Channel and AMFM. The Company completed the acquisition by acquiring certain assets of the radio stations KALC-FM (Denver, Colorado), KXMX-FM and KEZY-AM (Anaheim, California); WKNR-AM and WRMR-AM (Cleveland, Ohio); WYGY-FM and WBOB-AM (Cincinnati, Ohio); and KDGE-FM (Dallas, Texas) through four subsidiaries wholly-owned, directly or indirectly, by the Company. The acquired assets consist principally of property, plant and equipment, FCC licenses and other intangible assets used in the radio broadcasting business and will continue to be utilized by the Company's subsidiaries for such purposes.

     The acquired assets were purchased for $185.6 million in cash, which purchase price was determined through arms-length negotiation. The acquisition was financed through cash on hand, borrowings and the sale of certain assets, including the FCC license, of radio station KLTX-AM, Los Angeles, California. Such borrowings included a $58 million borrowing under a short-term credit facility provided by ING (U.S.) Capital, LLC as Agent, and an additional $110.8 million borrowing under the Company's existing credit facility provided by The Bank of New York as Administrative Agent, which existing credit facility was amended to (i) permit up to $225 million in borrowing, (ii) replace the Company with its wholly-owned subsidiary Salem Communications Holding Corporation as borrower, and (iii) amend or waive certain provisions of the existing credit facility.

      On August 22, 2000, the Company sold radio station KLTX-AM, Los
Angeles, California for $29.5 million. The Company was able to treat this sale as a Section 1031 like-kind exchange for tax purposes. The station was exchanged, through a fiscal intermediary, for WYGY-FM, one of the Clear Channel/AMFM stations. Audited financial statements and pro forma amounts for WYGY-FM have not been included in this report as that station had not operated on a stand-alone basis prior to being material or acquired by the Company. Accordingly, historical amounts would not be material or meaningful to the readers of this financial information. The accompanying unaudited pro forma combined condensed consolidated financial statements reflect the sale of KLTX-AM for $29.5 million.

     Subsequent to the initial transaction, the Company announced two related transactions.

     On August 29, 2000, the Company announced that it entered into an asset exchange agreement with Sunburst Dallas, LP ("Sunburst"). The Company will exchange KDGE-FM, Dallas, Texas for KLTY-FM, Dallas, Texas. The two companies signed a local marketing agreement ("LMA") to begin operating the stations on October 1, 2000. The LMA allows Salem to operate KLTY-FM, and Sunburst to operate KDGE-FM, before the transaction has closed. Accordingly, the accompanying unaudited pro forma combined condensed consolidated financial statements exclude the pro forma affect of KDGE-FM and include the pro forma effect of KLTY-FM.

     On September 18, 2000, the Company announced a definitive agreement with Emmis Communications ("Emmis") to sell KALC-FM, Denver, Colorado for approximately $100 million in cash. Emmis began operating the station under an LMA on October 15, 2000. Accordingly, the accompanying unaudited pro forma combined condensed consolidated financial statements exclude the historical balance sheet and statement of operations of KALC-FM and reflect the receipt of $100 million in cash to be received upon the closing of the sale expected in January 2001.

     The sale of KALC-FM is contingent upon obtaining regulatory approval, which the Company believes is probable. However, if such approval is not obtained and the sale not completed, the Company will reflect additional intangible assets, borrowing and amortization and interest expense in its consolidated financial statements.

     For accounting purposes, the Company will account for the Transaction as a purchase of assets; accordingly, the net assets of the acquired radio stations have been adjusted to their estimated fair values based upon a preliminary purchase price allocation.

     The unaudited pro forma combined condensed consolidated balance sheet at June 30, 2000 gives effect to the Transaction as if it occurred on June 30, 2000. The unaudited pro forma combined condensed consolidated statements of operations for the year ended December 31, 1999 and for the six months ended June 30, 2000 give effect to the Transaction as if it had occurred on January 1, 1999.

     The unaudited pro forma combined condensed consolidated balance sheet was prepared based upon the historical balance sheets of the Company and the acquired radio stations. For radio station WBOB-FM, the historical numbers included in the pro forma combined condensed consolidated balance sheet is based upon the statement of assets acquired as of August 24, 2000.

     The unaudited pro forma combined condensed consolidated statements of operations for the year ended December 31, 1999 and for the six months ended June 30, 2000 was prepared based upon the historical statement of operations of the Company, and the historical statements of operations of the acquired radio stations. For radio stations WRMR-AM, WKNR-AM and KLTY-FM, the amounts included in the pro forma combined condensed consolidated statements of operations for the year ended December 31, 1999 represent the results of operations for the twelve months ended June 30, 2000, which the Company believes, as a result of numerous ownership changes during the twelve months ended December 31, 1999, provides a more meaningful presentation for the purposes of the pro forma combined condensed consolidated statement of operations for the year ended December 31, 1999. For the six months ended June 30, 2000, the pro forma combined condensed consolidated statements of operations for WRMR-AM and WKNR-AM are the twelve months amounts divided by two, which the Company believes approximates the historical activity of these stations during the six months ended June 30, 2000.

     Certain amounts in the historical financial statements of the acquired radio stations have been reclassified to conform to the Company's presentation.

     The unaudited pro forma combined condensed consolidated financial statements should be read in conjunction with the historical financial statements of the Company and the acquired radio stations.

     The unaudited pro forma combined condensed consolidated financial statements are not necessarily indicative of the actual results of operations or financial position that would have occurred had the Transaction occurred on the dates indicated nor are they necessarily indicative of future operating results or financial position.

Salem Communications Corporation
Pro Forma Financial Statements
(in thousands)

                                                                            Pro Forma                              Acquisition
                                                                          Adjustment For                               of
                                                                          The Disposition                            KXMX-FM
                                                            Salem          of KLTX-AM (A)          Subtotal          KEZY-AM
                                                         ------------     ---------------        ------------      ------------
AS OF JUNE 30, 2000
     ASSETS
     Current assets:
     Cash and cash equivalents                           $      4,432           $29,500 (1)      $     33,932      $          1
     Accounts receivable, net                                  17,529                 -                17,529               693
     Other current assets                                       5,467                 -                 5,467                 -
                                                         ------------      ------------          ------------      ------------

Total current assets                                           27,428            29,500                56,928               694

Property, plant, equipment and software, net                   55,695              (324)(2)            55,371             2,294

Intangible assets, net                                        187,342               (25)(3)           187,317            27,964

Other assets                                                    6,148                 -                 6,148                 -
                                                         ------------      ------------          ------------      ------------

Total assets                                             $    276,613      $     29,151          $    305,764      $     27,964
                                                         ============      ============          ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and other current liabilities      $     10,667                $-          $     10,667      $         40
     Current portion of long-term debt                            301                 -                   301                 -
     Short-term financing                                           -                 -                     -                 -
                                                         ------------      ------------          ------------      ------------

Total current liabilities                                      10,968                 -                10,968                40

Long-term debt, less current portion                          113,092                 -               113,092                 -
Other long-term liabilities                                     9,770            10,434 (4)             20,204                 -

Stockholders' equity                                          142,783            18,717 (5)            161,500            27,924
                                                         ------------      ------------          ------------      ------------

Total liabilities and stockholders' equity               $    276,613      $     29,151          $    305,764      $     27,964
                                                         ============      ============          ============      ============

                                                        Acquisition of   Acquisition of    Acquisition of     Acquisition of
                                                            WBOB-AM         WRMR-AM           WKNR-AM            KLTY-FM
                                                        --------------   --------------    --------------     --------------
AS OF JUNE 30, 2000
     ASSETS
     Current assets:
     Cash and cash equivalents                                $     -           $     -      $         16      $      1,096
     Accounts receivable, net                                       -               353               497             2,409
     Other current assets                                           -                 -               118               264
                                                         ------------      ------------      ------------      ------------

Total current assets                                                -               353               631             3,769


Property, plant, equipment and software, net                      510               791             2,320             3,075


Intangible assets, net                                          3,997            14,735             5,621            21,639

Other assets                                                        -                 -                 -                13
                                                         ------------      ------------      ------------      ------------

Total assets                                             $      4,507      $     15,879      $      8,572      $     28,496
                                                         ============      ============      ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and other current liabilities           $     -      $        195      $         42      $      1,297
     Current portion of long-term debt                              -                 -                 -               424
                                                         ------------      ------------      ------------      ------------

Total current liabilities                                           -               195                42             1,721

Long-term debt, less current portion                                -                 -                 -            24,151
Other long-term liabilities                                         -               113                 -               625


Stockholders' equity                                            4,507            15,571             8,530             1,999

                                                         ------------      ------------      ------------      ------------
Total liabilities and stockholders' equity               $      4,507      $     15,879      $      8,572      $     28,496
                                                         ============      ============      ============      ============

                                                          Pro Forma
                                                           Combined
                                                            Before          Pro Forma
                                                           Pro Forma        Acquisition            Pro Forma
                                                          Adjustments      Adjustments(C)            Salem
                                                         ------------      ------------           ------------
AS OF JUNE 30, 2000
     ASSETS
     Current assets:
     Cash and cash equivalents                           $     35,045      $    (29,811)(10)      $      5,234
     Accounts receivable, net                                  21,481            (3,952)(11)            17,529
     Other current assets                                       5,849              (382)(12)             5,467
                                                         ------------      ------------           ------------
Total current assets                                           62,375           (34,145)                28,230

Property, plant, equipment and software, net                   64,361                --                 64,361

Intangible assets, net                                        258,285             6,392 (13)            264,677

Other assets                                                    6,161             1,637                  7,798
                                                         ------------      ------------           ------------
Total assets                                             $    391,182      $    (26,116)          $    365,066
                                                         ============      ============           ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and other current liabilities      $     12,241      $     13,677 (15)      $     25,918
     Current portion of long-term debt                            725              (424)(16)               301
                                                         ------------      ------------           ------------
Total current liabilities                                      12,966            13,253                 26,219

Long-term debt, less current portion                          137,243            37,487 (17)            174,730
Other long-term liabilities                                    20,942           (16,829)(18)             4,113

Stockholders' equity                                          220,031           (60,027)(19)           160,004
                                                         ------------      ------------           ------------

Total liabilities and stockholders' equity               $    391,182      $    (26,116)          $    365,066
                                                         ============      ============           ============

Salem Communications Corporation
Pro Forma Financial Statements
(in thousands)

                                                                         Pro Forma                            Acquisition
                                                                        Adjustment For                             of
                                                                        The Disposition                         KXMX-FM
                                                          Salem         of KLTX-AM (B)        Subtotal          KEZY-AM
                                                      ------------      ---------------    ---------------    ------------
SIX MONTHS ENDED JUNE 30, 2000
Net revenues                                           $   51,224         $    (1,176)(6)    $     50,048          $ 2,865

Operating expenses                                         34,326                (405)(7)          33,921            2,139
Depreciation and amortization expense                      10,338                 (26)(8)          10,312              642
Corporate expenses                                          5,272                   -               5,272               86
                                                       ----------         -----------        ------------          -------

Operating income                                            1,288                (745)                543               (2)
Other income (expense)
     Interest income (expense), net                        (4,868)                  -              (4,868)            (649)
     Gain (loss) on disposal of assets                      4,408                   -               4,408                -
     Other expense, net                                      (420)                  -                (420)               -
                                                       ----------         -----------        ------------          -------

Income (loss) before income taxes                             408                (745)               (337)            (651)

Provision (benefit) for income taxes                          464                (268)(9)             196             (266)
                                                       ----------         -----------        ------------          -------

Net income (loss)                                      $      (56)        $      (477)       $       (533)         $  (385)
                                                       ==========         ===========        ============          =======

Basic and diluted income (loss) per share              $    (0.00)
                                                       ==========

Basic and diluted average shares outstanding           23,456,088
                                                       ==========


                                           Acquisition of     Acquisition of     Acquisition of     Acquisition of
                                              WBOB-AM            WRMR-AM            WKNR-AM             KLTY-FM
                                           --------------     --------------     --------------     --------------
SIX MONTHS ENDED JUNE 30, 2000
Net revenues                                $        549       $      1,416       $        987       $      5,174

Operating expenses                                   776              1,258              1,197              3,103
Depreciation and amortization expense                  -                563                282              1,042
Corporate expenses                                     -                  -                  -                  -
                                            ------------       ------------       ------------       ------------

Operating income                                    (227)              (405)              (492)             1,029
Other income (expense)
     Interest income (expense), net                    -                  -                  -             (1,550)
     Gain (loss) on disposal of assets                 -                  -                  -                  -
     Other expense, net                                -                  -                  -               (589)
                                            ------------       ------------       ------------       ------------

Income (loss) before income taxes                   (227)              (405)              (492)            (1,110)

Provision (benefit) for income taxes                   -                (35)              (174)                 -
                                            ------------       ------------       ------------       ------------

Net income (loss)                           $       (227)      $       (370)      $       (318)      $     (1,110)
                                            ============       ============       ============       ============

Basic and diluted income (loss) per share

Basic and diluted average shares outstanding

                                                   Pro Forma
                                                   Combined
                                                    Before            Pro Forma
                                                   Pro Forma          Acquisition            Pro Forma
                                                  Adjustments        Adjustments(D)            Salem
                                                  ------------       -------------          ------------
SIX MONTHS ENDED JUNE 30, 2000
Net revenues                                      $     61,039         $        -           $     61,039

Operating expenses                                      42,394                  -                 42,394
Depreciation and amortization expense                   12,841                764(20)             13,605
Corporate expenses                                       5,358                  -                  5,358
                                                  ------------       ------------           ------------

Operating income                                           446               (764)                  (318)
Other income (expense)                                                                                 -
     Interest income (expense), net                     (7,067)              (731)(21)            (7,798)
     Gain (loss) on disposal of assets                   4,408                  -                  4,408
     Other expense, net                                 (1,009)                 -                 (1,009)
                                                  ------------       ------------           ------------

Income (loss) before income taxes                       (3,222)            (1,495)                (4,717)

Provision (benefit) for income taxes                      (279)              (739)(22)            (1,018)
                                                  ------------       ------------           ------------

Net income (loss)                                 $     (2,943)      $       (756)          $     (3,699)
                                                  ============       ============           ============

Basic and diluted loss per share                                                            $      (0.16)
                                                                                            ============

Basic and diluted average shares outstanding                                                  23,456,088
                                                                                            ============

Salem Communications Corporation
Pro Forma Financial Statements
(in thousands)

                                                                        Pro Forma
                                                                      Adjustment For                     Acquisition of
                                                                      The Disposition                       KXMX-FM
                                                        Salem           of KLTX-AM(B)      Subtotal         KEZY-AM
                                                     ------------     ---------------     ----------     --------------
YEAR ENDED DECEMBER 31, 1999

Net revenues                                         $    93,546         $  (2,076)(6)    $  91,470        $   4,285

Operating expenses                                        56,276              (831)(7)       55,445            3,324
Depreciation and amortization expense                     18,233               (53)(8)       18,180            1,295
Corporate expenses                                         8,507                --            8,507              114
Stock and related cash grant                               2,550                --            2,550               --
                                                     -----------         ---------        ---------        ---------

Operating income                                           7,980            (1,192)           6,788             (448)
Other income (expense)
    Interest income (expense), net                       (13,214)               --          (13,214)          (1,789)
    Gain (loss) on disposal of assets                       (219)               --             (219)              --
    Other expense, net                                      (633)               --             (633)              --
                                                     -----------         ---------        ---------        ---------

Income (loss) before income taxes                         (6,086)           (1,192)          (7,278)          (2,237)

Provision (benefit) for income taxes                      (1,611)             (428)(9)       (2,039)            (914)
                                                     -----------         ---------        ---------        ---------

Income (loss) from continuing operations             $    (4,475)        $    (764)       $  (5,239)       $  (1,323)
                                                     ===========         =========        =========        =========

Basic and diluted income (loss) per share            $     (0.22)
                                                     ===========

Basic and diluted average shares outstanding          20,066,006
                                                     ===========

                                                     Acquisition of     Acquisition of     Acquisition of     Acquisition of
                                                        WBOB-AM            WRMR-AM            WKNR-AM            KLTY-FM
                                                     --------------     --------------     --------------     --------------
YEAR ENDED DECEMBER 31, 1999

Net revenues                                           $   1,039          $   2,832          $   1,973          $  10,173

Operating expenses                                         1,495              2,515              2,393              7,016
Depreciation and amortization expense                                         1,126                564              1,953
Corporate expenses                                            --                 --                 --                 --
Stock and related cash grant                                  --                 --                 --                 --
                                                       ---------          ---------          ---------          ---------

Operating income                                            (456)              (809)              (984)             1,204
Other income (expense)
    Interest income (expense), net                            --                 --                 --             (3,959)
    Gain (loss) on disposal of assets                         --                 --                 --                 --
    Other expense, net                                        --                 --                 --               (589)
                                                       ---------          ---------          ---------          ---------

Income (loss) before income taxes                           (456)              (809)              (984)            (3,344)

Provision (benefit) for income taxes                          --                (70)              (348)                --
                                                       ---------          ---------          ---------          ---------

Income (loss) from continuing operations               $    (456)         $    (739)         $    (636)         $  (3,344)
                                                       =========          =========          =========          =========

Basic and diluted income (loss) per share

Basic and diluted average shares outstanding

                                                        Pro Forma
                                                     Combined Before      Pro Forma
                                                        Pro Forma        Acquisition      Pro Forma
                                                       Adjustments       Adjustments        Salem
                                                     ---------------     -----------     ------------
YEAR ENDED DECEMBER 31, 1999

Net revenues                                            $ 111,772         $      --      $   111,772

Operating expenses                                         72,188                --           72,188
Depreciation and amortization expense                      23,118             1,389 (20)      24,507
Corporate expenses                                          8,621                --            8,621
Stock and related cash grant                                2,550                              2,550
                                                        ---------         ---------      -----------

Operating income                                            5,295            (1,389)           3,906
Other income (expense)                                         --
    Interest income (expense), net                        (18,962)             (112)(21)     (19,074)
    Gain (loss) on disposal of assets                        (219)               --             (219)
    Other expense, net                                     (1,222)               --           (1,222)
                                                        ---------         ---------      -----------

Income (loss) before income taxes                         (15,108)           (1,501)         (16,609)

Provision (benefit) for income taxes                       (3,371)           (1,265)(22)      (4,636)
                                                        ---------         ---------      -----------

Income (loss) from continuing operations                $ (11,737)        $    (236)     $   (11,973)
                                                        =========         =========      ===========

Basic and diluted loss per share                                                         $     (0.60)
                                                                                         ===========

Basic and diluted average shares outstanding                                              20,066,006
                                                                                         ===========

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     This gain is excluded from the pro forma combined condensed financial statements because it is a non-recurring item, however, such gain will be recorded in the third quarter of 2000.

(A) The pro forma adjustments for the disposition of KLTX-AM at June 30, 2000 are as follows:

                                                                                               INCREASE
                                                                                              (DECREASE)
                                                                                              -----------
(1)  Increase in cash resulting from the sale of KLTX-AM.................................     $   29,500

(2)  Net decrease in property, plant, equipment and software resulting from the sale
     of KLTX-AM fixed assets.............................................................           (324)

(3)  Net decrease in intangible assets resulting from the sale of KLTX-AM intangible
     assets (principally the FCC license)................................................            (25)

(4)  Increase in other long-term liabilities resulting from the deferred tax
     liability on the gain recognized on the sale of KLTX-AM.............................         10,434

(5)  Increase, net of deferred tax effect of $10,434, in stockholders' equity resulting from the gain recognized on the asset sale of KLTX-AM (treated as a
     Section 1031 exchange for tax purposes and accordingly has no immediate cash tax effect).  This gain is excluded from the pro forma combined condensed statement of operations because it is a non-recurring item, however, such gain will be
     recorded in the third quarter of 2000...............................................         18,717

(B) The pro forma adjustments for the disposition of KLTX-AM for the year ended December 31, 1999 and for the six months ended June 30, 2000 are as follows:

                                                                                             INCREASE (DECREASE)
                                                                                                  TO INCOME
                                                                                          12/31/99         6/30/00
                                                                                         ----------       ---------
(6)  Decrease in net revenues resulting from the sale of KLTX-AM.....................    $ 2,076          $ 1,176

(7)  Decrease in operating expenses resulting from the sale of KLTX-AM...............       (831)            (405)

(8)  Decrease in depreciation and amortization expense resulting from
     the sale of KLTX-AM.............................................................        (53)             (26)

(9)  Increase in benefit for income taxes resulting from the sale of KLTX-AM.........       (428)            (268)

(C)  The pro forma acquisition adjustments at June 30, 2000 are as follows:

                                                                                                  INCREASE
                                                                                                 (DECREASE)
                                                                                                -----------
(10) Decrease in cash resulting as follows:
     Borrowing under short-term credit facility ..........................................      $    58,000
     Borrowing under amended credit facility .............................................          110,750
     Payment to Clear Channel and AMFM in connection with the Asset Purchase Agreement ...         (185,600)
     Elimination of cash not acquired in the Transaction .................................           (1,113)
     Payment of financing fees ...........................................................           (3,986)
     Prepayment of interest related to the short-term credit facility ....................           (7,112)
     Payment of transaction-related costs ................................................             (750)
                                                                                                -----------
     Total decrease in cash ..............................................................      $   (29,811)
                                                                                                ===========

(11) Decrease in accounts receivable resulting from the elimination of accounts
     receivable not acquired in the Transaction ..........................................           (3,952)

(12) Decrease in other current assets resulting from the elimination of other current
     assets not acquired in the Transaction ..............................................             (382)

(13) Increase in intangible assets resulting as follows:
     Purchase price of radio stations acquired in connection with the Asset Purchase
     Agreement ...........................................................................      $   185,600
     Sale of KALC-FM .....................................................................         (100,000)
     Payment of transaction-related costs ................................................              750
                                                                                                -----------
       Purchase price to be allocated to net assets acquired .............................           86,350
       Less net tangible assets (liabilities) not being acquired as follows:
         Cash ............................................................................            1,113
         Accounts receivable, net ........................................................            3,952
         Other current assets ............................................................              382
         Other assets ....................................................................               13
         Accounts payable and other current assets .......................................           (1,574)
         Current portion of long-term debt ...............................................             (424)
         Long-term debt ..................................................................          (24,151)
         Other long-term liabilities .....................................................             (738)
                                                                                                -----------
           Net liabilities not assumed ...................................................          (21,427)
                                                                                                -----------
       Total intangible assets to be allocated ...........................................           64,923
     Less equity of radio stations acquired ..............................................          (58,531)
                                                                                                -----------
     Total increase in intangible assets, net ............................................      $     6,392
                                                                                                ===========

                                                                                                    INCREASE
                                                                                                   (DECREASE)
                                                                                                   -----------
(14) Increase in other assets resulting as follows:
     Payment of financing fees in connection with the short-term credit facility and the
     additional borrowing and amendment of the Company's existing credit facility ...........      $     3,986
     Elimination of other assets not acquired in the Transaction ............................              (13)
     Write-off of financing fees associated with the short-term financing paid off
     earlier than anticipated as a result of the sale of KALC-FM ............................           (2,336)
                                                                                                   -----------
     Total increase in other assets .........................................................      $     1,637
                                                                                                   ===========

(15) Decrease in accounts payable and other current liabilities resulting as follows:
     Elimination of liabilities not assumed in the Transaction ..............................      $    (1,574)
     Tax liability resulting from the sale of KALC-FM. The Company is in the process of evaluating alternatives to reduce this tax liability, including a Section 1031
     exchange ...............................................................................           15,251
                                                                                                   -----------
                                                                                                   $    13,677
                                                                                                   ===========

(16) Decrease in current portion of long-term debt resulting from the elimination of
     debt not assumed in the Transaction ....................................................             (424)

(17) Increase in long-term debt resulting as follows:
     Elimination of KLTY-FM long-term debt not acquired .....................................      $   (24,151)
     Borrowing under amended credit facility ................................................          110,750
     Paydown of debt from excess cash received from the sale of KALC-FM ($100,000) after
     payoff of short-term credit facility ($58,000) .........................................          (42,000)
     Paydown of debt from prepaid interest refunded in connection with the payoff of the
     short-term credit facility .............................................................           (7,112)
                                                                                                   -----------
     Total increase in long-term debt .......................................................      $    37,487
                                                                                                   ===========

(18) Decrease in other long-term liabilities resulting as follows:
     Elimination of long-term liabilities not assumed in the Transaction ....................      $      (738)
     Reduction of deferred tax liability resulting from the extraordinary loss on
     early extinguishment of short-term financing ...........................................             (840)
     Deferred tax effect from the sale of KALC-FM ...........................................          (15,251)
                                                                                                   -----------
     Total decrease in long-term liabilities ................................................      $   (16,829)
                                                                                                   ===========

(19) Decrease in stockholders' equity resulting as follows:
     Elimination of equity of radio stations acquired in connection with the Asset
     Purchase Agreement .....................................................................      $   (58,531)
     Extraordinary loss on early extinguishment of debt (short-term credit facility) ........           (1,496)
                                                                                                   -----------
     Total decrease in stockholders' equity .................................................      $   (60,027)
                                                                                                   ===========


(D) The pro forma acquisition adjustments for the year ended December 31, 1999 and for the six months ended June 30, 2000 are as follows:


                                                                                                  INCREASE (DECREASE)
                                                                                                       TO INCOME
                                                                                               12/31/99          6/30/00
                                                                                              -----------       -----------
(20) Increase in amortization expense resulting as follows:
     Amortization of the total intangible assets to be allocated created as a result of the Transaction (primarily FCC licenses to be amortized on a
     straight-line basis of 15 years) ..................................................      $    (5,156)      $    (2,578)
     Elimination of the amortization expense of the radio stations acquired ............            3,767             1,814
                                                                                              -----------       -----------
     Total increase in amortization expense ............................................      $    (1,389)      $      (764)
                                                                                              ===========       ===========

(21) Increase in interest expense as follows:
     Elimination of interest expense (debt not assumed) ................................      $     5,748       $     2,199
     Interest expense related to the increase in long-term debt at 9.125% ..............           (5,624)           (2,812)
     Amortization of loan fees over a seven-year period ................................             (236)             (118)
                                                                                              -----------       -----------
     Total decrease in interest expense ................................................      $      (112)      $      (731)
                                                                                              ===========       ===========

(22) Increase in benefit for income taxes resulting from the historical losses and the increase in interest expense and amortization expense previously discussed.
     The tax benefit reflected in the pro forma statement of operations is considered more likely than not to be realized primarily due to the future reversals of existing taxable temporary differences and to a lesser extent anticipated
     future taxable income..............................................................      $     1,265       $       739


     (c) Exhibits.

EXHIBITS

2.01+          Certificate of Incorporation of Salem Communications Holding
               Corporation.

2.02+          Bylaws of Salem Communications Holding Corporation.

2.03+ Certificate of Incorporation of Salem Communications Acquisition Corporation.

2.04+          Bylaws of Salem Communications Acquisition Corporation.

2.05+          Certificate of Incorporation of SCA License Corporation.

2.06+          Bylaws of SCA License Corporation.

4.01* Indenture, dated as of September 25, 1997, by and among Salem Communications Corporation, a California corporation and predecessor to the Company ("Salem-California"), the guarantors named therein and The Bank of New York, as Trustee.

4.10** Supplemental Indenture No. 1, dated as of March 31, 1999, by and among Salem-California, the Company, the guarantors named therein and The Bank of New York, as Trustee.

4.11+ Supplemental Indenture No. 2 dated as of August 24, 2000, by and among the Company, HoldCo, the guarantors named therein and The Bank of New York, as Trustee.

4.18+ Amendment No. 3 to First Amended and Restated Credit Agreement, dated as of August 17, 2000, by and among the Company, The Bank of New York, as Administrative Agent for the Lender, Bank of America, N.A., as Documentation Agent and the Lenders party thereto.

4.19+ Second Amended and Restated Credit Agreement, dated as of August 24, 2000, by and among Salem Communications Holding Corporation, The Bank of New York as Administrative Agent, Bank of America, N.A. as Syndication Agent, Fleet National Bank as Documentation Agent, Union Bank of California, N.A. and The Bank of Nova Scotia as Co-Agents and the Lenders party thereto.

4.20+ Credit Agreement, dated as of August 24, 2000, by and among the Company, ING (U.S.) Capital LLC as Administrative Agent, The Bank of New York as Syndication Agent, Fleet National Bank as Documentation Agent, and the Lenders party thereto.

10.08.05***    Asset Purchase Agreement, dated as of March 6, 2000, by and among the Company, Citicasters Co., AMFM Texas Broadcasting, LP; AMFM
               Texas Licenses LP; AMFM Ohio, Inc.; AMFM Radio Licenses LLC;
               Capstar Radio Operating Company and Capstar TX Limited
               Partnership.

23.1           Consent of Independent Auditors

23.2           Consent of Independent Auditors

23.3           Consent of Independent Auditors

* Incorporated by reference to the exhibit of the same number of Salem-California's Registration Statement on Form S-4 (No. 333-41733), as amended, as declared effective by the Securities and Exchange Commission on February 8, 1998.

**   Incorporated by reference to the exhibit of the same number of the
Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 1999.

*** Incorporated by reference to the exhibit of the same number of the Company's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 15, 2000.

+    Incorporated by reference to the exhibit of the same number of the
Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2000.

                                    SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             SALEM COMMUNICATIONS CORPORATION


Date: October 15, 2001

                             By: /s/ EDWARD G. ATSINGER III
                             --------------------------------------
                             Edward G. Atsinger III
                             President and Chief Executive Officer

Date: October 15, 2001

                             By: /s/ DAVID A. R. EVANS
                             --------------------------------------
                             David A. R. Evans
                             Senior Vice President and Chief Financial Officer
                                 (Principal Financial Officer)

                                 EXHIBIT INDEX

EXHIBIT
NUMBERS                                DESCRIPTION
-------                                -----------

2.01+          Certificate of Incorporation of Salem Communications Holding
               Corporation.

2.02+          Bylaws of Salem Communications Holding Corporation.

2.03+ Certificate of Incorporation of Salem Communications Acquisition Corporation.

2.04+          Bylaws of Salem Communications Acquisition Corporation.

2.05+          Certificate of Incorporation of SCA License Corporation.

2.06+          Bylaws of SCA License Corporation.

4.01* Indenture, dated as of September 25, 1997, by and among Salem Communications Corporation, a California corporation and predecessor to the Company ("Salem-California"), the guarantors named therein and The Bank of New York, as Trustee.

4.10** Supplemental Indenture No. 1, dated as of March 31, 1999, by and among Salem-California, the Company, the guarantors named therein and The Bank of New York, as Trustee.

4.11+ Supplemental Indenture No. 2 dated as of August 24, 2000, by and among the Company, HoldCo, the guarantors named therein and The Bank of New York, as Trustee.

4.18+ Amendment No. 3 to First Amended and Restated Credit Agreement, dated as of August 17, 2000, by and among the Company, The Bank of New York, as Administrative Agent for the Lender, Bank of America, N.A., as Documentation Agent and the Lenders party thereto.

4.19+ Second Amended and Restated Credit Agreement, dated as of August 24, 2000, by and among Salem Communications Holding Corporation, The Bank of New York as Administrative Agent, Bank of America, N.A. as Syndication Agent, Fleet National Bank as Documentation Agent, Union Bank of California, N.A. and The Bank of Nova Scotia as Co-Agents and the Lenders party thereto.

4.20+ Credit Agreement, dated as of August 24, 2000, by and among the Company, ING (U.S.) Capital LLC as Administrative Agent, The Bank of New York as Syndication Agent, Fleet National Bank as Documentation Agent, and the Lenders party thereto.

10.08.05***    Asset Purchase Agreement, dated as of March 6, 2000, by and among the Company, Citicasters Co., AMFM Texas Broadcasting, LP; AMFM
               Texas Licenses LP; AMFM Ohio, Inc.; AMFM Radio Licenses LLC;
               Capstar Radio Operating Company and Capstar TX Limited
               Partnership.

23.1           Consent of Independent Auditors

23.2           Consent of Independent Auditors

23.3           Consent of Independent Auditors

* Incorporated by reference to the exhibit of the same number of Salem-California's Registration Statement on Form S-4 (No. 333-41733), as amended, as declared effective by the Securities and Exchange Commission on February 8, 1998.

**   Incorporated by reference to the exhibit of the same number of the
Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 1999.

*** Incorporated by reference to the exhibit of the same number of the Company's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 15, 2000.

+    Incorporated by reference to the exhibit of the same number of the
Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2000.